Exhibit 10.25

PROMISSORY NOTE (“NOTE”)

$40,000.00	Riverside, California	February 21, 2017

1.        Obligation. FOR VALUE RECEIVED, the undersigned, THE REAL GOOD FOOD COMPANY LLC, a California limited liability company (“Company”), promises to pay to the order of PPZ, LLC, a Wyoming limited liability company, or its permitted assigns (collectively referred to herein as, the “Holder”) at maturity, a principal sum of Forty Thousand Dollars and Zero Cents ($40,000.00) (“Principal”), together with all accrued and unpaid interest, at its offices or such other place as the Holder may designate in writing.

2.        Interest Rate. From the date of this Note and until this Note is paid in full, interest shall accrue on the outstanding principal balance of this Note at the simple rate of interest of eight percent (8%) per annum (“Interest Rate”). Interest shall be calculated on the basis of a 360-day year assuming twelve equal 30-day months.

3.        Payment Provisions

3.1        Payment at Maturity. The outstanding principal balance plus all accrued and unpaid interest under this Note shall be due and payable to the Holder on February 20, 2019 (“Maturity Date”).

3.3        Other Payment Provisions. All payments of principal and/or interest shall be payable to the Holder in lawful money of the United States. All payments shall first be applied to accrued and unpaid interest and then to reduce the principal balance of this Note. Except as otherwise provided herein, this Note may not be prepaid at any time without the prior written consent of the Holder.

4.        Assignment. The Company may not assign this Note or any of its rights hereunder without the prior written consent of the Holder; provided, however, that in the event of a merger or consolidation of the Company into or with another entity, this Note may be, without the prior written consent of the Holder, and shall be deemed to be, assigned to and assumed by the surviving entity in any such merger or consolidation, which shall thereupon become the Company for purposes of this Note. The Holder may assign this Note without the prior written consent of the Company, to another entity for the purpose converting this Note. The Company or the Holder, as applicable, shall promptly deliver notice of any assignment of this Note or any rights, title or interests in or to this Note by such party, which notice shall include the date of the assignment and the name and address of the assignee.

5.        Subordination. This Note shall be subordinated to any and all security interests held by PMC Financial in the assets of the Company, existing before or after the date hereof.

6.        Successors and Assigns. Except as otherwise provided herein, any reference to the Holder hereof shall be deemed to include the permitted successors and assigns of such Holder, and all covenants, promises and agreements by or on behalf of the Company that are contained in this Note shall bind and inure to the benefit of the permitted successors and assigns of such Holder and to any future holders of this Note.

7.        Notices. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by (a) overnight courier (such as Federal Express) that provides evidence of receipt, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by electronic communication (whether by email or facsimile) so long as a copy of such notice follows using the methods provided in (a) or (b) within two (2) days, addressed as follows:

To Holder:	PPZ, LLC Attention: Rhea Lamia [***] Email: [***]

To Company:	The Real Good Food Company LLC [***] Email: [***]

With a Copy to:	Varner & Brandt LLP Attention: Sean S. Varner 3750 University Avenue Riverside, California 92501 Email: [***]

Any party may change its address for notice by written notice given to the other in the manner provided in this Section 7. Any such communication, notice or demand shall be deemed to have been received on the date of confirmed delivery; provided, however, that any communication, notice or demand received after 5:00 p.m. (local time for the addressee) shall be deemed to have been received on the next business day.

8.        Waiver. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time. The Company hereby expressly waives presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

9.        Controlling Law and Venue. This Note and the provisions hereof shall be governed, construed and interpreted strictly in accordance with the laws of the State of California, without regard to its principles of conflicts of law. The Company and Holder each submit to the exclusive jurisdiction of the State courts in the State of California. The venue for any legal action arising out of this Agreement shall lie in Riverside County, California.

10.        Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

11.        Loss, Theft, Destruction or Mutilation of Note. In the event of the loss, theft, mutilation or destruction of this Note, upon Company’s receipt of an indemnification agreement reasonably satisfactory to the Company and executed in favor of the Company by the Holder, or in the event of a mutilation of this Note, upon Holder’s surrender to Company of the mutilated Note, Company shall execute and deliver to Holder, a new convertible promissory note in the form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

12.        Relationship of Parties. The relationship between Company and Holder is, and at all times shall remain, solely that of debtor and creditor, for purposes of this Note only, and shall not be, or be construed to be, a joint venture, partnership or other relationship of any nature.

13.        Costs. The Company, with the exception of Holder’s attorney fees, shall be responsible for all costs and expenses related to this Agreement included but limited to, title policies, escrow costs, recording fees, postage, etc.

14.        Amendments. No amendment, modification or termination of this Note shall be effective unless the same shall be in writing and signed and delivered by the Company and Holder. No waiver of any provision of this Note or consent by the Holder shall be effective unless the same shall be in writing and signed by the Holder. No waiver of any provision of this Note or consent by the Company shall be effective unless the same shall be in writing and signed by the Company.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and its seal affixed effective as of the day and year first above written.

COMPANY:	THE REAL GOOD FOOD COMPANY LLC,
a California limited liability company

By: /s/ Josh Schreider
Name: Josh Schreider
Title: Manager